CONTACT:
Kenneth A. Posner
Chief of Strategic Planning and Investor Relations
Phone: (212) 399-4020
Kposner@cbfcorp.com

CAPITAL BANK FINANCIAL CORP. ANNOUNCES EARLY TERMINATION OF FDIC LOSS SHARE AGREEMENTS

Charlotte, NC. (March 21, 2016) - Capital Bank Financial Corp. (Nasdaq: CBF) (the “Company”) announced today that its wholly owned subsidiary, Capital Bank Corporation (the “Bank”), has entered into an agreement with the Federal Deposit Insurance Corporation (“FDIC”) on March 18, 2016, to terminate all existing loss share agreements with the FDIC and has made a payment of $3.0 million to the FDIC as consideration for the early termination of the loss share agreements. The Company views this transaction as an opportunity to provide greater financial transparency and reduce operating costs, coupled with a favorable payback period of approximately three years. These loss share agreements were entered into by the Bank in 2010 in conjunction with the Bank acquiring substantially all of the assets and assuming substantially all of the liabilities of three failed banks in FDIC-assisted acquisitions. All rights and obligations of the Bank and the FDIC under these FDIC loss share agreements, including the clawback provisions and the settlement of loss share and expense reimbursement claims, have been resolved and terminated under the termination agreement.

The early loss share termination will result in a one-time after-tax charge of approximately $5.5 million during the first quarter of 2016, resulting from the payment and write-off of the remaining FDIC indemnification asset. The early termination agreement will eliminate the FDIC indemnification asset, related receivable and accrued clawback liability, which totaled to a net amount of $6.0 million as of December 31, 2015. Following the termination of these agreements, the Company will benefit from the reduction in FDIC amortization expense and other related expenses of approximately $0.5 million per quarter.

As a result of entering into the early termination agreements, assets covered under loss sharing agreements, including covered loans and OREO in the amount of $74.1 million as of December 31, 2015, will be reclassified as non-covered, effective January 1, 2016. The Bank will now recognize the full amount of all future charge-offs, recoveries, gains, losses and expenses related to the previously covered assets, as the FDIC will no longer be sharing in these amounts.

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Forward-Looking Statements

Information in this press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors more fully described under the caption “Risk Factors” in the annual report on Form 10-K and other periodic reports filed by us with the Securities and Exchange Commission. Any or all of our forward-looking statements in this press release may turn out to be inaccurate. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward looking statements including, but not limited to: (1) changes in general economic and financial market conditions; (2) changes in the regulatory environment; (3) economic conditions generally and in the financial services industry; (4) changes in the economy affecting real estate values; (5) our ability to achieve loan and deposit growth; (6) the completion of future acquisitions or business combinations and our ability to integrate any acquired businesses into our business model; (7) projected population and income growth in our targeted market areas; (8) competitive pressures in our markets and industry; (9) our ability to attract and retain key personnel; (10) changes in accounting policies or judgments and (11) volatility and direction of market interest rates and a weakening of the economy which could materially impact credit quality trends and the ability to generate loans. All forward-looking statements are necessarily only estimates of future results, and actual results may differ materially from expectations. You are, therefore, cautioned not to place undue reliance on such statements, which should be read in conjunction with the other cautionary statements that are included elsewhere in this press release. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

About Capital Bank Financial Corp.

Capital Bank Financial Corp. is a bank holding company, formed in 2009 to create a premier regional banking franchise in the southeastern United States. CBF is the parent of Capital Bank Corporation, a State of North Carolina chartered financial institution with $7.4 billion in total assets as of December 31, 2015, and 152 full-service banking offices throughout Florida, North and South Carolina, Tennessee and Virginia. To learn more about Capital Bank Financial Corporation, please visit www.capitalbank-us.com.

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